EXHIBIT (8)(j)(2)

Amendment No. 1 to Participation Agreement (Columbia Funds)

AMENDMENT No. 1

TO

PARTICIPATION AGREEMENT

Amendment No. 1 dated as of August 24, 2009 to the Participation Agreement (the “Agreement”), dated as of May 1, 2007 between TRANSAMERICA LIFE INSURANCE COMPANY; TRANSAMERlCA FINANCIAL LIFE INSURANCE COMPANY; MONUMENTAL LIFE INSURANCE COMPANY (each as the “Insurance Company”), on its own behalf and on behalf of its separate accounts; COLUMBIA FUNDS VARlABLE INSURANCE TRUST (the “Fund”); COLUMBIA MANAGEMENT ADVISORS, LLC (the “Adviser”); and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the “Distributor”).

WHEREAS, the Insurance Company, the Fund, the Advisor and Distributor heretofore entered into a Participation Agreement dated May 1, 2007, with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Insurance Company; and

WHEREAS, the Insurance Company, the Fund, Adviser, and Distributor desire to amend certain sections of the Agreement and Schedule A to the Agreement in accordance with the terms of the Agreement.

NOW THEREFORE, in consideration of past and prospective business relations, the parties hereby amend the Agreement as follows:

1.	Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

1.1 The Distributor agrees to sell to the Insurance Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, subject to the terms and conditions set forth in the Fund’s then-current prospectus. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any purchase by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the SEC.

2.	Section 1.4 of the Agreement is deleted in its entirety and replaced with the following:

1.4 The Fund agrees to redeem for cash, on the Insurance Company’s request, any full or fractional shares of the Portfolios held by the Insurance Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Insurance Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any redemption by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the Fund or its designee. Any such notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day.

3.	Schedule A to the Agreement is deleted in its entirety and replaced with the attached amended Schedule A.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods	By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods	Name:	Arthur D. Woods
Title:	Vice President	Title:	Vice President

MONUMENTAL LIFE INSURANCE COMPANY		COLUMBIA FUNDS VARIABLE INSURANCE TRUST INSURANCE COMPANY

By:	/s/ Steven R. Shepard	By:	/s/ Stephen T. Welsh
Name:	Steven R. Shepard	Name:	Stephen T. Welsh
Title:	Vice President	Title:	Vice President

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.		COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Beth Ann Brown	By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown	Name:	Beth Ann Brown
Title:	Managing Director	Title:	Managing Director

AMENDED SCHEDULE A

CONTRACTS/DESIGNATED PORTFOLIOS

Insurance Company Contracts	Portfolios
Transamerica Life Insurance Company	Columbia Funds Variable Insurance Trust – Class A

• Separate Account VA P, under the marketing names	• Columbia Mid Cap Value Fund, Variable Series
“Transamerica Opportunity Builder” and “Transamerica Traditions”	• Columbia Small Cap Value Fund, Variable Series

• Separate Account VA L, under the name “Transamerica	• Columbia Mid Cap Value Fund, Variable Series
Preferred Advantage Variable Annuity”	• Columbia Small Cap Value Fund, Variable Series

• Separate Account VA S, under the name the marketing	• Columbia Small Cap Value Fund, Variable Series
name “Huntington Allstar Select”	• Columbia Strategic Income Fund, Variable Series

• Separate Account VA K, under the marketing name	• Columbia Asset Allocation Fund, Variable Series
“Retirement Income Builder IV”	• Columbia Large Cap Value Fund, Variable Series
• Columbia Small Company Growth Fund. Variable Series

• Columbia Mid Cap Value Fund, Variable Series
• Separate Account VA F, under the name “Premier Asset	• Columbia Small Cap Value Fund, Variable Series
Builder Variable Annuity”	• Columbia Strategic Income Fund, Variable Series

Insurance Company Contracts	Portfolios
Transamerica Life Insurance Company	Columbia Funds Variable Insurance Trust - Class A Shares

• PFL Corporate Account One. under the marketing names	• Columbia Asset Allocation Fund, Variable Series
“Advantage V Variable Universal Life Policy:” and	• Columbia Federal Securities Fund, Variable Series
“Advantage VI Variable Universal Life Policy”	• Columbia International Fund, Variable Series
• Columbia Large Cap Growth Fund, Variable Series
• Columbia Large Cap Value Fund, Variable Series
• Columbia Mid Cap Value, Variable Series
• Columbia S&P 500 Index Fund, Variable Series
• Columbia Select Large Cap Growth Fund, Variable Series
• Columbia Select Opportunities Fund, Variable Series
• Columbia Small Cap Value Fund, Variable Series
• Columbia Small Company Growth Fund, Variable Series
• Columbia Strategic Income Fund, Variable Series
• Columbia Value and Restructuring Fund, Variable Series

Columbia Variable Insurance Trust - Class A Shares

• Separate Account VA-5 under the marketing name “Distinct AssetSM Variable Annuity”	• Columbia Small Company Growth Fund, Variable Series

Monumental Life insurance Company

• Separate Account VA CC, under the names “Advisor’s	Columbia Variable Insurance Trust - Class A Shares
Edge® Select® Variable Annuity,” and “Advisor’s
Edge® Variable Annuity”	• Columbia Small Company Growth Fund, Variable Series

Transamerica Financial Life Insurance Company

• Separate Account VA-5NLNY, under the marketing name “Distinct AssetSM Variable Annuity	Columbia Funds Variable Insurance Trust - Class A Shares

• Columbia Small Company Growth Fund, Variable Series

• TFLIC Separate Account VNY under the name “Advisor’s Edge® NY Variable Annuity”	Columbia Funds Variable Insurance Trust - Class A Shares

• Columbia Small Company Growth Fund, Variable Series

• TFLIC Separate Account C under the name “Advisor’s Edge Variable Annuity”	Columbia Funds Variable Insurance Trust - Class A Shares

• Columbia Small Company Growth Fund. Variable Series

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